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                                                                    EXHIBIT 99.2

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                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                            BRAINWORKS VENTURES, INC.

                                       AND

          STOCKHOLDERS OF BRAINWORKS VENTURES, INC. NAMED ON SCHEDULE 1

                            DATED AS OF APRIL 1, 2003

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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 1, 2003, by and among Brainworks Ventures, Inc., a Nevada corporation (the "Company") and the owners of shares of common stock of the Company (the "Common Stock"), as listed on Schedule 1 hereto (each a "Stockholder" and together the "Stockholders"). The parties to this Agreement are referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, the Stockholders will be entitled to receive the number of shares of Common Stock set forth on Schedule 1 in connection with the merger of a wholly-owned subsidiary of the Company with AssuranceAmerica Corporation (the "Merger") under the laws of the state of Georgia;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt, adequate, and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

         1.       CERTAIN DEFINITIONS.

                  As used in this Agreement, the following defined terms shall have the meanings as set forth below:

                  (a) "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York are authorized by law, regulation or executive order to close.

                  (b) "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (c) "Common Stock" means the common stock of the Company, par value $.01 per share.

                  (d) "Company" means Brainworks Ventures, Inc. or any Successor Entity.

                  (e) "Converting Preferred Stock" shall mean the Series A converting preferred stock of AssuranceAmerica Corporation, no par value.

                  (f) "Demand Registration" means any registration of Registrable Securities effected pursuant to Section 2 hereof.

                  (g) "Effective Date" means the effective date of the registration statement with respect to a Qualified PO under the Securities Act.

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                  (h)      "Exchange Act" means the Securities Exchange Act of
1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as in effect from time to time.

                  (i) "Existing Registration Rights Agreement" means the existing registration rights agreement with the Company, as described in Section 2(b) hereof.

                  (j) "Existing Securities" means those securities that are subject to the Existing Registration Rights Agreement.

                  (k) "Majority Registered Stockholders" means in the case of any registration statement, the Stockholders owning a majority of the Registrable Securities proposed to be covered (or so covered) in such registration statement.

                  (l) "Person" means any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency.

                  (m) "Piggy-Back Registration" means any registration of Registrable Securities effected pursuant to Section 3 hereof.

                  (n) "Qualified PO" means the offer and sale by the Company of Common Stock in a transaction underwritten by an investment banking firm, following the completion of which (i) the Common Stock is listed for trading on any national securities exchange or (ii) there are at least two market makers who are making a market in the Common Stock through the National Association of Securities Dealers Automated Quotation System.

                  (o) "Registrable Securities" means the Common Stock of the Company held by a Stockholder, which was issued to the Stockholder in connection with the Merger in exchange for such Stockholder's common stock of AssuranceAmerica Corporation or any Common Stock of the Company issued to a Stockholder upon the conversion the Converting Preferred Stock.

                  (p) "Rule 10b-6" means Rule 10b-6 promulgated by the Commission under the Exchange Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  (q)      "Rule 144," "Rule 145," "Rule 415," "Rule 424" and
"Rule 462" mean, respectively, Rule 144, Rule 145, Rule 415, Rule 424 and Rule 462, each promulgated by the Commission under the Securities Act, in each case as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

                  (r) "Securities Act" means the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

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                  (s)      "Stockholder" means a holder of Registrable
Securities who is a Party to this Agreement, including such bona fide successors, assigns and transferees as acquire Registrable Securities, directly or indirectly, from such Person.

                  (t) "Stockholders' Counsel" shall have the meaning set forth in Section 7.

                  (u) "Successor Entity" means, with respect to the Company, a Person who succeeds to its business by means of merger, reorganization, consolidation, purchase of assets or equity securities or otherwise or who becomes the owner of its business.

         2.       DEMAND REGISTRATION.

                  (a) DEMAND. At any time after the completion of the Merger, upon written notice to the Company from Stockholders holding Registrable Securities having a market value at the time of such notice of not less than $5,000,000, such Stockholders shall have the right to request and have effected a registration of Registrable Securities under the Securities Act for a public offering of Registrable Securities ("Demand Registration"), so long as the Registrable Securities having a market value of at least $5,000,000 at the time of such notice are proposed to be included in such registration. Each request for Demand Registration shall be in writing and shall state the number of shares of Registrable Securities proposed to be disposed of and the intended method or methods of disposition by such Stockholders. The Company shall promptly (but in any event within 20 days) give written notice of such requested registration to all Stockholders, and thereupon the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the initiating stockholder has requested the Company to register, for disposition in accordance with the intended method or methods of disposition stated in the notice to the Company.

                  (b) INCLUSION OF OTHER SECURITIES. In addition to registering Registrable Securities, the Company may register securities for its own account in any Demand Registration. If any securities other than Registrable Securities are so registered: (i) Registrable Securities of Stockholders shall have equal priority with, (A) securities to be registered by the Company for sale for its own account with aggregate estimated net proceeds therefrom to the Company (at the time of filing such registration statement) of up to $5,000,000, and (B) any securities subject to the Registration Rights Agreement by and among the Company and each of the stockholders of Executive Venture Partners, Ltd., a Massachusetts corporation, dated May 8, 2001 (the "Existing Registration Rights Agreement" and the securities subject to the Existing Registration Rights Agreement collectively referred to herein as the "Existing Securities"); and
(ii) Registrable Securities of Stockholders shall have absolute priority over,
(A) any securities to be registered by the Company for sale for its own account other than securities referred to in clause (i), and (B) securities requested to be registered by third parties, except for the Existing Securities.

                  (c) CUTBACK. Notwithstanding the provisions of Section 2(a) hereof, if the managing underwriter or underwriters of a proposed underwritten Demand Registration (which may also include an offering of securities for the account of the Company) deliver written advice to the Stockholders requesting inclusion of their Registrable Securities stating that the total

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amount or kind of securities that they and any other Persons (other than the
Company) seek to include in such offering would adversely affect the success of such offering, then the amount or kind of Registrable Securities to be offered for the accounts of Stockholders shall be reduced pro rata along with any Existing Securities to be registered, based on the number of Registrable Securities and Existing Securities requested to be included in such Registration by the Stockholders and the stockholders of the Existing Securities to the extent necessary to reduce the total amount of Registrable Securities and Existing Securities to be included in such offering to that recommended by such managing underwriter or underwriters (which amount may be zero); provided, however, that if the amount of any kind of Registrable Securities to be offered for the accounts of Stockholders is reduced in accordance with this Section 2(c), the Company may not include in such offering any securities other than,
(i) Registrable Securities, (ii) Existing Securities, (iii) securities, if any, that the Company is offering for sale for its own account in a primary underwritten offering.

                  (d) BEST EFFORTS; DURATION. If at any time the Company becomes eligible to use Form S-3 for resale of securities under the Securities Act or a comparable successor form, the Company shall use its best efforts to continue to qualify at all times for Registration on Form S-3 or such successor form. The Company shall also use its best efforts to cause the Form S-3 qualification to remain effective until the earlier of, (A) one hundred and eighty (180) days following the date on which such registration statement was declared effective, and (B) the sale pursuant to such registration statement of all of the Registrable Securities covered thereby.

                  (e) COMPANY'S RIGHT TO DELAY REGISTRATION. Notwithstanding the foregoing, the Company may delay filing a registration statement, and may withhold its efforts to cause the registration statement to become effective, for the minimum period necessary in the reasonable good faith judgment of the Company, if the Company determines in reasonable good faith that such registration might, (i) interfere with or affect the negotiation or completion of any material transaction that is then being actively contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interests of the holders of the Company's equity securities.

         3.       PIGGY-BACK REGISTRATION.

                  (a) EFFECTIVE REGISTRATION. If the Company proposes to file a registration statement under the Securities Act (for its own account or for the account of others with respect to any class of equity securities, other than in connection with the registration of equity securities issued or issuable pursuant to an employee equity option, purchase, bonus or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act) at any time, then the Company shall give written notice of such proposed filing to the Stockholders at least 20 days before the anticipated filing date, and such notice shall offer the Stockholders the opportunity to register such amount of Registrable Securities as each such Stockholder may request. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the inclusion therein of any requesting Stockholder's Registrable Securities, within 15 days after receiving written notice of the proposed filing from the Company, and such inclusion shall be on the same terms and

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conditions as any similar securities of the Company and any Existing Securities so included. Any Stockholder's request for such inclusion may be withdrawn, in whole or in part, at any time prior to the effective date of the registration statement for such offering. The Company shall keep such registration effective for a period of one hundred and eighty (180) days or until the holders have completed the distribution described in the registration statement related thereto, whichever first occurs.

                  (b) CUTBACK. Notwithstanding the provisions of Section 3(a), if the managing underwriter or underwriters of a proposed underwritten offering as described in such Section 3(a) deliver written notice to the Stockholders requesting inclusion of their Registrable Securities stating that the total amount or kind of securities that they and any other Persons seeking to include in such offering would materially and adversely affect the success of such offering, then the amount or kind of Registrable Securities to be offered for the accounts of Stockholders shall be reduced pro rata with the Existing Securities based on the number of Registrable Securities and Existing Securities then requested to be included by the Stockholders and the stockholders of the Existing Securities to the extent necessary to reduce the total amount of Registrable Securities and Existing Securities to be included in such offering to that recommended by such managing underwriter or underwriters (which amount may be zero); provided, however, that if the amount of Registrable Securities to be offered for the accounts of Stockholders is reduced in accordance with this
Section 3(b), the Company may not include in such offering any securities other than, (i) Registrable Securities, (ii) Existing Securities, and (iii) securities, if any, that the Company is offering for sale for its own account in a primary underwritten offering.

         4.       HOLDBACK AGREEMENTS.

                  (a) RESTRICTIONS ON PUBLIC SALES BY STOCKHOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, each holder of Registrable Securities eligible for inclusion in a registration statement that is timely notified in writing of such right by the managing underwriter or underwriters of any securities being registered in an underwritten offering (other than pursuant to an employee equity option, purchase, bonus or similar plan, pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), shall not (if so requested by such managing underwriter or underwriters and provided that all beneficial owners of ten percent (10%) or more of the Company's securities are likewise restricted) effect any public sale or distribution (including a sale pursuant to Rule 144) of any Registrable Securities that are similar to any such securities or any Registrable Securities convertible into or exchangeable or exercisable for any such securities, during the period so requested, not to exceed the 180-day period beginning on, the effective date of the applicable registration statement, except as part of such Registration. Notwithstanding anything to the foregoing, nothing in this Agreement shall prohibit any of the Stockholders from selling their Registrable Securities in a private transaction exempt from the registration provision of the Securities Act.

                  (b) RESTRICTIONS ON SALES BY THE COMPANY. If so requested by the managing underwriter or underwriters, the Company shall not effect any public sale of any securities of the Company similar to any Registrable Securities being offered in an underwritten offering under a registration statement filed pursuant to this Agreement or any securities of the Company

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convertible into or exchangeable or exercisable for any such Registrable
Securities, during the period so requested, not to exceed the 90 day period beginning on the effective date of the applicable registration statement, except as part of such registration or pursuant to employee benefit plans maintained by the Company at the beginning of such restricted period.

         5.       REGISTRATION PROCEDURES.

                  (a) COMPANY PROCEDURES. Whenever the Company is required by this Agreement to effect the registration of any Registrable Securities under the Securities Act pursuant to a registration statement, the Company shall use its best efforts to effect each such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall, as soon as practicable:

                           (i)      prepare and file with the Commission (and
shall use its best efforts to file the same no later than 30 days after the request for registration made in accordance with the Agreement) the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to be declared effective as soon as practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act, provided that as soon as practicable but in no event later than three (3) Business Days before filing such registration statement, any related prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such registration statement or a registration statement filed pursuant to Rule 462), the Company shall deliver to the Stockholders, the Stockholders' Counsel and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Stockholders, the Stockholders' Counsel and underwriters; the Company shall not file any registration statement or amendment thereto or any prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such registration statement) to which the managing underwriters of the applicable offering, if any, or the Majority Registered Stockholders shall have reasonably objected in writing within two (2) Business Days after receipt of such documents to the effect that such registration statement or amendment thereto or prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (provided that the foregoing shall not limit the right of any Stockholder whose Registrable Securities are covered by a registration statement to reasonably object, within two (2) Business Days after receipt of such documents, to any particular information that is to be contained in such registration statement, amendment, prospectus or supplement and relates specifically to such Stockholder, including, without limitation, any information describing the manner in which such Stockholder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such underwriters or such Stockholders, the Company shall use its best efforts to cooperate with such underwriters and Stockholders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters and Stockholders;

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                           (ii)     prepare and file with the Commission such
amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement continuously effective and current for the period required by this Agreement to the extent permitted under the Securities Act; and cause each related prospectus to be supplemented by any prospectus supplement as may be required, and as so supplemented to be filed pursuant to Rule 424; and otherwise comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of disposition by the selling Stockholders thereof set forth in such registration statement or such prospectus or prospectus supplement;

                           (iii)    notify the Stockholders and the managing
underwriters, if any, of the applicable offering (providing, if requested by any such Persons, confirmation in writing) as soon as practicable after becoming aware of: (A) the filing of any prospectus or prospectus supplement or the filing or effectiveness (or anticipated date of effectiveness) of such registration statement or any post-effective amendment thereto; (B) any request by the Commission for amendments or supplements to such registration statement or the related prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification or registration (or exemption therefrom) of any Registrable Securities for sale in any jurisdiction in the United States or the initiation or threatening of any proceeding for such purposes; or (E) the happening of any event that makes any statement made in such registration statement or in any related prospectus, prospectus supplement, amendment or document incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement or in any such prospectus, supplement, amendment or other such document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus in the light of the circumstances under which they were made) not misleading;

                           (iv)     make every reasonable effort to obtain at
the earliest possible moment the withdrawal of any order or other action suspending the effectiveness of any such registration statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

                           (v)      if reasonably requested by the managing
underwriters, if any, of the applicable offering, or by the Majority Registered Stockholders, as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such underwriters or the Majority Registered Stockholders, as the case may be, agree should be included therein relating to the sale and offering of the applicable Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to any underwriters, the purchase price being paid therefor by any such underwriters and any other terms of the offering of the Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable following receipt of notice of the matters to be incorporated therein;

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                           (vi)     as soon as practicable after filing such
documents with the Commission, furnish to the Stockholders, the Stockholders' Counsel and each of the underwriters, if any, without charge, at least one manually signed or conformed copy of such registration statement and any post-effective amendment thereto, including financial statements and schedules; and as soon as practicable after the request of any Stockholder, the Stockholders' Counsel or underwriter, furnish to such Stockholder, the Stockholders' Counsel or underwriter, as the case may be, at least one copy of any document incorporated by reference in such registration statement or in any related prospectus, prospectus supplement or amendment, together with all exhibits thereto (including those previously furnished or incorporated by reference);

                           (vii)    deliver to the Stockholders, the
Stockholders' Counsel and to each of the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; subject to Section 5(b)(i) hereof, the Company consents to the use of any such prospectus or any amendment or supplement thereto by the Stockholders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by any such prospectus or any amendment or supplement thereto;

                           (viii)   prior to any public offering of Registrable
Securities, register or qualify (or obtain an exemption therefrom), or cooperate with the Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption therefrom) of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as the Stockholders or the underwriters, if any, shall reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period during which such registration statement is required to be kept effective pursuant to this Agreement; and do any and all other acts and things reasonably necessary or advisable to facilitate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not be required to qualify but for this Section 5(a)(viii);

                           (ix)     cooperate with Stockholders participating in
such registration and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters, if any, may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

                           (x)      use its best efforts to cause the
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be reasonably necessary to enable the Stockholders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

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                           (xi)     as soon as practicable after the occurrence
of any event described in Section 5(a)(iii)(E) hereof, prepare a supplement or post-effective amendment to such registration statement or to the related prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; if any event described in Section 5(a)(iii)(B) hereof occurs, use its best efforts to cooperate with the Commission to prepare, as soon as practicable, any amendment or supplement to such registration statement or such related prospectus and any other additional information, or to take other action that may have been requested by the Commission;

                           (xii)    use its best efforts to cause the
Registrable Securities covered by such registration statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which the equity securities of the Company of the same type and class as the Registrable Securities are then listed (or included), if so requested by the underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such registration statement; use its best efforts to cause any other Registrable Securities covered by such registration statement to be listed (or included) on each securities exchange (or quotation system operated by a national securities association) on which securities of the same class and series, if any, are then listed (or included) (or on any exchange or quotation system on which any Person other than a Stockholder shall have the right to have securities of the same class and series, if any, listed or included), if so requested by the underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and, if necessary, provide a transfer agent for such securities no later than the effective date of such registration statement;

                           (xiii)   enter into customary agreements (including,
in the case of an underwritten offering, an underwriting agreement in customary form for the managing underwriters with respect to issuers of similar market capitalization and reporting and financial histories) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities included in such registration statement and, in the case of an underwritten offering: (A) make representations and warranties to each Stockholder of Registrable Securities participating in such offering and to each of the underwriters, in such form, substance and scope as are customarily made to the managing underwriter or underwriters by issuers of similar market capitalization and reporting and financial histories and confirm the same to the extent customary if and when requested; (B) use its best efforts to obtain opinions of counsel to the Company and updates thereof addressed to each Stockholder of Registrable Securities participating in such offering and to each of the underwriters, such opinions and updates to be in customary form and covering the matters customarily covered in opinions obtained in underwritten offerings by the managing underwriter or underwriters for issuers of similar market capitalization and reporting and financial histories;
(C) use its best efforts to obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each Stockholder of Registrable Securities participating in such offering and to each of the underwriters, such letters to be in customary

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form and covering matters of the type customarily covered in "comfort" letters to the managing underwriter or underwriters in connection with underwritten offerings by them for issuers of similar market capitalization and reporting and financial histories; (D) provide, in the underwriting agreement to be entered into in connection with such offering, indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to such Section 7; and (E) deliver such customary documents and certificates as may be reasonably requested by the Majority Sellers and the managing underwriter or underwriters to evidence compliance with this paragraph (xiii) and with any customary conditions contained in the underwriting agreement entered into by the Company in connection with such offering;

                           (xiv)    in the case of any non-underwritten
offering: (A) use its best efforts to obtain an opinion of counsel to the Company at the time of effectiveness of such registration statement covering such offering and an update thereof at the time of effectiveness of any post-effective amendment to such registration statement (other than by reason of incorporation by reference of documents filed with the Commission) addressed to each Stockholder of any Registrable Securities covered by such registration statement, covering matters that are no more extensive in scope than would be customarily covered in opinions obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories; (B) use its best efforts to obtain a "comfort" letter from the Company's independent certified public accountants at the time of effectiveness of such registration statement and, upon the request of the Majority Registered Stockholders, updates thereof, in each case addressed to each Stockholder of Registrable Securities participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in "comfort" letters and updates obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories; and (C) deliver a certificate of a senior executive officer of the Company at the time of effectiveness of such registration statement and, upon the request of the Majority Sellers, updates thereof, such certificates to cover matters no more extensive in scope than those matters customarily covered in officers' certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

                           (xv)     make available, for inspection by the
Stockholders or stockholders counsel of the Registrable Securities included in such registration, any underwriter participating in any disposition of Registrable Securities pursuant to such registration statement, and any attorney, accountant or other representative retained by such selling Stockholders or by any such underwriter (subject to, if so requested by the Company, appropriate confidentiality agreements), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Stockholder, underwriter, attorney, accountant or other representative in connection with such registration;

                           (xvi)    otherwise use its best efforts to comply
with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered (including, without limitation, Rule 10b-6, with respect to which the Company shall also use its best efforts timely to apprise each Stockholder of any bids and

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purchases by the Company, and of any known bids and purchases by each
"affiliated purchaser" (as defined in Rule 10b-6) of the Company, that would in the opinion of the Company be prohibited under Rule 10b-6 in connection with a "distribution" (as so defined) by such Stockholder) and make generally available to its security Stockholders earning statements satisfying the provisions of
Section 11(a) of the Securities Act, no later than 60 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such registration statement, which earning statements shall cover such 12-month periods;

                           (xvii)   cooperate and assist in any filings required
to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary or required due diligence investigation by any underwriter; and

                           (xviii)  use its best efforts to take all other
reasonable steps necessary and appropriate to effect such registration in the manner contemplated by this Agreement.

                  (b)      STOCKHOLDER PROCEDURES.

                           (i)      Each Stockholder agrees, by acquisition of
the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event described in Section 5(a) paragraphs (iii)(B),
(iii)(C), (iii)(D) or (iii)(E) hereof, such Stockholder shall forthwith discontinue disposition of any Registrable Securities (but, in the case of an event described in Section 5(a)(iii)(D), in the affected jurisdiction or jurisdictions only) covered by the affected registration statement or prospectus until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a) paragraphs (iii) or (xi) hereof or until such Stockholder is (it being agreed by the Company that the underwriters, if any, shall also be) advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the six-month period mentioned in Section 2(d) hereof, shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Stockholder of Registrable Securities included in such Registration shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a) paragraphs (iii) or (xi) hereof or the Advice, as the case may be.

                           (ii)     In connection with any underwritten public
offering of Registrable Securities pursuant to a Demand Registration in which the Company does not include securities to be sold for its own account, the managing underwriter or underwriters of such offering shall be an investment banking firm or firms selected by the Company which shall be reasonably acceptable to the Majority Registered Stockholders.

         6.       REGISTRATION EXPENSES.

                  All Registration Expenses, as hereinafter defined, shall be borne by the Company. The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" or similar letters or reports required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder (if the Company elects to obtain such experts); reasonable fees and expenses of other Persons retained by the Company and up to $25,000 of fees and expenses of one counsel chosen by the Majority Registered Stockholders to represent the Stockholders with respect to such registration ("Stockholders' Counsel"); provided that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities or fees and expenses of counsel for any of the Stockholders other than Stockholders' Counsel or out-of-pocket expenses of any of the Stockholders. Stockholders' Counsel shall be entitled to participate in all drafting sessions and due diligence sessions in which the managing underwriter or underwriters and their counsel participate and to receive information and documents pursuant to Section 5(a)(xv) hereof.

         7.       INDEMNIFICATION; CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, to the full extent permitted by law, each Stockholder of Registrable Securities, its officers, directors, managers, employees, partners, members and agents, each Person who controls such Stockholder (within the meaning of the Securities Act) and any investment adviser thereof, counsel or agent therefor, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any of the following statements, omissions or violations: (i) any untrue or alleged untrue statement of a material fact contained in any registration statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, (ii) any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, except in each case the Company shall not be obligated to indemnify a particular Stockholder insofar, but only insofar, as the same arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Stockholder expressly for use therein, or (ii) a violation by such Stockholder of Section 5(b)(i) hereof. This indemnity is in addition to any liability that the Company may otherwise have. The Company shall, if requested by the managing underwriter or underwriters of such offering, also indemnify any underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers, directors and managers and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Stockholders and other specified Persons.

                  (b) INDEMNIFICATION BY STOCKHOLDERS OF REGISTRABLE SECURITIES. In connection with any registration statement covering Registrable Securities, each Stockholder (severally, as to itself only, and not jointly with any other Stockholder) any of whose Registrable Securities are covered thereby shall furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with such registration statement, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the full extent permitted by law, the Company, the Company's directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities Act) and any investment adviser thereof or agent therefor, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement or in such related prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Stockholder expressly for use therein, or (ii) a violation by such Stockholder of Section 5(b)(i) hereof; provided, however, that in no event shall the liability of any Stockholder for indemnification under this Section 7(b) exceed the net proceeds received by such Stockholder from the sale of Registrable Securities under the applicable registration statement and the Stockholder shall not indemnify for any settlement made without the consent of such Stockholder, which consent shall not be unreasonably withheld. This indemnity is in addition to any liability that a Stockholder may otherwise have. Each Stockholder participating in an offering of Registrable Securities shall, if requested by the managing underwriter or underwriters of such offering, also (severally, as to itself only, and not jointly with any other Stockholder) indemnify any underwriters of such Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of such Registrable Securities and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company and other specified Persons.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification under this Section 7 agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the reasonable fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of counsel to such indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party treating as one each Stockholder and any of its officers and directors and each Person who controls such Stockholder). The indemnifying party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 7 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

                  (d)      CONTRIBUTION.

                           (i)      If the indemnification provided for in this
Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of any Stockholder for contribution under this Section 7(d) exceed the net proceeds received by such Stockholder from the sale of Registrable Securities under the applicable registration statement. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           (ii)     The parties hereto agree that it would not
be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                           (iii)    If indemnification is available under this
Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7(a) and Section 7(b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

         8. RULE 144 REPORTING. With a view to making available the benefits of Rule 144, the Company agrees at its cost and expense to use its best efforts to:

                  (a) at all times the equity securities of the Company shall be registered pursuant to the requirements of Section 12 of the Exchange Act, make and keep public information available, as those terms are understood within Rule 144;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Stockholder of Registrable Securities, forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual and/or quarterly report of the Company and such other information as may reasonably be requested by a Stockholder to permit such Stockholder to avail itself of any rule or regulation of the Commission that permits the selling of the Registrable Securities without registration under the Securities Act.

         9.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                  No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) timely completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay such Person's pro rata portion of all underwriting discounts and commissions and the fees and expenses of such Person's counsel (other than Stockholders' Counsel up to the amount specified in Section 6).

         10.      COOPERATION WITH THE COMPANY.

                  Each Stockholder by the acceptance of Registrable Securities agrees to use its reasonable best efforts to cooperate with the Company in all reasonable respects in connection with the preparation and filing of registration statements hereunder in which such Registrable Securities are included or requested to be included.

         11.      MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to any of its securities that contains provisions more favorable to the Stockholders thereof than the provisions contained in this Agreement (including, without limitation, granting to such Stockholders rights to register securities which have priority over the rights of the Stockholders under this Agreement) without providing for the granting of comparable rights to the Stockholders in this Agreement or that contains provisions that conflict with the provisions hereof.

                  (b) REMEDIES. Each holder of Registrable Securities, in addition to being entitled to exercise all rights in an action at law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless signed by the Company and the Stockholders of a majority of the securities then constituting Registrable Securities.

                  (d) NOTICES. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement when delivered in person, when dispatched (upon written confirmation of receipt) by electronic facsimile transmission or (upon written confirmation of receipt), when dispatched by a nationally recognized overnight courier service, or three Business Days after being deposited in the mail, postage prepaid, if mailed. All Notices shall be delivered as follows: if to a Stockholder of Registrable Securities, at the address indicated on Company's register relating to such securities or at such other address as such Stockholder may have furnished to the Company in writing and if to the Company, at: Brainworks Ventures, Inc., 1700 Water Place, Suite 190, Atlanta, Georgia 30339, Attention: President, with a copy to G. William Speer, Esq., Powell, Goldstein, Frazer & Murphy LLP, 16th Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, telephone (404) 572-6600, fax (404) 572-6999.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties hereto, including any successors by merger to the Company. This Agreement shall bind and apply to each Successor Entity as if it is the Company hereunder. Stockholders may transfer their rights hereunder to any transferee of Registrable Securities who agree in writing to become bound by the terms of this Agreement.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) HEADINGS; CONSTRUCTION. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to Sections of this Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and vice versa. In computing any period of time specified in this Agreement, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., Atlanta, Georgia time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as the date of such act or event, such period shall expire on the last day of the last month of such period.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                  (i) SEVERABILITY. If one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby, and the provision held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable, it being intended that all of the rights and privileges of the Stockholders hereunder shall be enforceable to the fullest extent permitted by law.

                  (j) AGREEMENT. This Agreement is intended by the Company and the Stockholders to be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Stockholders in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Company and any Stockholders with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                              BRAINWORKS VENTURES, INC.

                                               By:______________________________
                                                   Name:________________________
                                                   Title:_______________________

                                              STOCKHOLDERS

                                              SERCAP HOLDINGS, LLC

                                               By:______________________________
                                                   Name:________________________
                                                   Title:_______________________

                                               _________________________________
                                               Harvey Friedman

                                               _________________________________
                                               Kenneth Meyers

                                   SCHEDULE 1

                            Number of shares of     Number of shares of
                           Converting Preferred       Common Stock of
                                 Stock of             AssuranceAmerica       Total Shares of
                             AssuranceAmerica         Corporation Held          Brainworks
         Name of            Corporation Held on     Immediately Prior to      Ventures, Inc.
       Stockholder           Date of Agreement             Merger              Common Stock
       -----------           -----------------             ------              ------------
Sercap Holdings, LLC             23,045,383              19,344,617             42,390,000

Harvey Friedman                     168,532                 141,468                310,000

Kenneth Meyers                       27,183                  22,817                 50,000